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                                                                    EXHIBIT 23.4


To the Stockholders
Smith & Radigan, P.C.:



We consent to the incorporation by reference of our report dated February 6, 1998, with respect to the balance sheet of Smith & Radigan, P.C. as of December 3, 1997, and the related statements of operations and retained earnings and cash flows for the period January 1, 1997 through December 3, 1997, which report appears in the Form 8-K of Century Business Services, Inc. dated February 20, 1998.



                                                           KPMG PEAT MARWICK LLP

Atlanta, Georgia

March 11, 1998